                                   Exhibit XII

                FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                               [150 N. RIVERSIDE]

      THIS FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (150 N. Riverside] (this "First Amendment") is made as of the 13th day of December, 1995, to be effective as of September 1, 1995, by and between PRIME GROUP V, L.P., an Illinois limited partnership ("PG5") and LUMBERMENS MUTUAL CASUALTY COMPANY, an Illinois insurance corporation ("Pledgee").

                                    RECITALS

      A. Kemper Investors Life Insurance Company, an Illinois insurance corporation ("KILICO") and KILICO Realty Corporation, an Illinois corporation ("KILICO Realty", and together with KILICO the "Original Pledgors") are parties to that certain Pledge and Security Agreement [150 N. Riverside] dated as of March 22, 1995, from the Original Pledgors, as pledgors, for the benefit of Pledgee (the "Original Security Agreement"), which encumbers certain Common Units (the "Original Common Units") in Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), all as described in the Original Security Agreement. Capitalized terms used and not defined in this First Amendment shall have the meaning given to such terms in the Original Security Agreement, as amended hereby.

      B. The Original Security Agreement secures the obligations of the Original Pledgors under that certain Limited Recourse Guaranty [150 N. Riverside] dated as of March 22, 1994 (the "Original Guaranty").

      C. In accordance with the terms and provisions of an Assignment and Assumption dated as of April 1, 1994, by and between KILICO, as assignor, and KILICO Realty, as assignee, KILICO assigned to KILICO Realty all of KILICO's rights, title and interest in and to the Common Units held by KILICO and pledged under the Original Security Agreement, and Lender hereby acknowledges and confirms its consent to such Assignment and Assumption. With the consent of Pledgee, concurrently with said Assignment and Assumption, KILICO transferred all of the Original Common Units held by it to KILICO Realty, subject to the lien of the Original Security Agreement.

      D. With the consent of Pledgee, concurrently herewith, Kilico Realty has transferred the Original Common Units (including, without limitation, the Original Common Units previously held by KILICO) to PG5, subject to the lien of the Original Security Agreement, and PG5 has assumed (subject to the terms and conditions of the Original Guaranty and the Original Security Agreement) the obligations of the Original Pledgors arising from and after the date of such assignment under the Original Guaranty and the Original Security Agreement.

      E. PG5 and Pledgee desire to amend the Original Security Agreement as provided herein to reflect the transfer of the Original Common Units to PG5 and the assumption by PG5 as described above, and to provide for the pledge by PG5 to Pledgee of the Additional Common Units described below. Contemporaneously with the execution and delivery of this First

Amendment, PG5 and Pledgee are also entering into an amendment of the Original Guaranty (the "Guaranty Amendment"), to reflect such transfer and assumption.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Substitution of PG5 as Pledgor. Subject to all of the terms and conditions of the Original Security Agreement, as amended by this First Amendment (as so amended, the "Security Agreement"), including, without limitation, Section 7.8 thereof, PG5 is hereby substituted as the "Pledgor" thereunder and, from and after the date hereof, all references in the Original Security Agreement (including, without limitation, in Section 7.8 thereof), as amended hereby, to the "Pledgor" or the "Company" shall be deemed to refer to PG5.

      2. References to Guaranty. From and after the date hereof, all references in the Security Agreement to the "Guaranty" shall be deemed to refer to the Original Guaranty as amended by the Guaranty Amendment.

      3. Pledge of New Collateral. Subject to all of the terms and conditions of the Security Agreement, PG5 hereby pledges, hypothecates, assigns and transfers to Pledgee, and hereby grants to the Pledgee a continuing security interest in all of the following property (the "New Collateral"):

      (a)   subject to Section 2.7 and 4.16(b) hereof, 147,203 Common Units;

      (b) any Pledged Interests or other collateral pledged by PG5 to Pledgee after the date hereof to secure the Secured Obligations pursuant to the Security Agreement;

      (c) any and all Common Stock owned by PG5 following a Conversion of any New Collateral which consists of Common Units (which Common Stock shall constitute "Pledged Interests" hereunder immediately upon issuance thereof and without any further act required on the part of
            PG5);

      (d) any and all Common Units or Common Stock or any other securities or property received by PG5 as a result of any exchanges, splits, reverse splits, combinations, mergers, consolidations, reclassifications, warrants, options, and noncash dividends or distributions in respect of any Pledged Interests, and all other Capital Distributions in respect of any Pledged Interests (and any such Common Units or Common Stock or other securities, property or Capital Distributions so received shall be deemed "Pledged Interests" for purposes hereof);

      (e) subject to Sections 2.4 and 4.7 hereof, all Non-Capital Distributions with respect to any Pledged Interests; and

      (f) all other proceeds of any of the foregoing. For purposes of the Security Agreement, "proceeds" includes, without limitation, whatever is receivable or received when New Collateral or proceeds are sold, collected, exchanged,


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

            converted or otherwise disposed of, whether such disposition is voluntary or involuntary.

Pledgee shall hold, apply and dispose of the New Collateral as "Collateral" under the Security Agreement, and, from and after the date hereof, references in the Security Agreement to the "Collateral" shall include the New Collateral.

      4. Definitions. (a) The following definitions are hereby added to the Original Security Agreement:

            "Capital Distributions" means (i) any and all Common Units or Common Stock or any other securities or property received by Pledgor as a result of any exchanges, splits, reverse splits, combinations, mergers, consolidations, reclassifications, warrants, options, and noncash dividends or distributions in respect of any Pledged Interests and (ii) Distributions received in respect of any Pledged Interests in any liquidation, redemption or other similar transaction to the extent such Distributions constitute a return of capital.

            "Non-Capital Distributions" means all Distributions other than Capital Distributions.

      (b) The definition of "Market Value" set forth in the Original Security Agreement is hereby amended by deleting the words "the five consecutive Business Days" in the second line thereof and replacing such words with the words "the ten consecutive Business Days."

      (c) The definition of "Pledge Amount" set forth in the Original Security Agreement is hereby amended to read in full as follows:

            "Pledge Amount" means at all times the Initial Pledge Amount or the outstanding principal balance of the Loan, whichever is less."

      5. Amendment of Section 2.1. (a) Section 2.1(d) of the Original Security Agreement is amended to read in full as follows:

            "any and all Common Units or Common Stock or any other securities or property received by Pledgor as a result of any exchanges, splits, reverse splits, combinations, mergers, consolidations, reclassifications, warrants, options, and noncash dividends or distributions in respect of any Pledged Interests, and all other Capital Distributions in respect of any Pledged Interests (and any such Common Units or Common Stock or other securities, property or Capital Distributions so received shall be deemed "Pledged Interests" for purposes hereof);

      (b) Section 2.1(e) of the Original Security Agreement is hereby deleted, and replaced by the following:


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

            "(e) subject to Sections 2.4 and 4.7 hereof, all Non-Capital Distributions with respect to any Pledged Interests; and"

      6. Amendment of Section 2.4. Section 2.4 of the Original Security Agreement is hereby deleted, and replaced by the following:

            "SECTION 2.4 Distributions. (a) In the event that any Non-Capital Distribution is to be paid on or with respect to the Pledged Interests at a time when no Event of Default has occurred and is continuing, such Non-Capital Distribution shall be paid directly to the Pledgor; provided that Pledgor shall hold such Non-Capital Distribution in trust and promptly, and in no event more than three
            (3) Business Days after receipt thereof by Pledgor, pay such Non-Capital Distribution to Pledgee in an amount equal to the amount of interest (the "Interest Amount") that has accrued since the date of the immediately preceding Non-Capital Distribution (or, in the case of the first such Non-Capital Distribution, since September 1,
            1995) to the date of such Non-Capital Distribution at the rate of 5.5% per annum, on a principal amount equal to the Pledge Amount, as such Pledge Amount may change from time to time pursuant to this Pledge and Security Agreement. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive, retain and apply Non-Capital Distributions in excess of the Interest Amount free and clear of the lien of this Pledge and Security Agreement and shall not be obligated to pay or invest such amounts to or in any Person (and, if Pledgee shall receive any Non-Capital Distribution after September 1, 1995, any portion of such Non-Capital Distribution in excess of the Interest Amount shall, if no Event of Default shall have occurred and be continuing, be promptly returned by Pledgee to Pledgor). Any Non-Capital Distributions paid to Pledgee in accordance with this Pledge and Security Agreement shall be applied by Pledgee to pay accrued and unpaid interest on the Loan and shall be deemed to be a contribution by the affiliates of Pledgor that are partners in Borrower to the capital of Borrower.

                  (b) All Capital Distributions shall be held in trust by
            Pledgor and promptly, but in no event more than three (3) Business Days after receipt thereof by Pledgor, paid or delivered to Pledgee and held by Pledgee as Collateral pursuant to this Pledge and Security Agreement."

      7. Amendment of Section 2.7. (a) Section 2.7(a) of the Original Security Agreement is hereby amended by (i) deleting the words "but only as provided in the Letter Agreement" from the last line thereof and (ii) adding the following sentence at the end of the paragraph:

            "In the event of any Dilution under the Partnership Agreement, (i) the number of Common Units then constituting a part of the Pledged Interests shall be reduced, in accordance with Exhibit B hereto, and
            (ii) Pledgor shall promptly pledge to Pledgee additional unencumbered Common Units as provided in Section 2.7(b) hereof."


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

      (b) Section 2.7(b) of the Original Security Agreement is hereby amended to read in full as follows:

            "(b) In the event that a portion of any Dilution Amount is allocated to the Pledgor pursuant to the terms of the Sharing Agreement and Exhibit B hereto, Pledgor shall promptly pledge and deliver to Pledgee, or cause to be delivered to Pledgee, additional unencumbered Common Units and/or unencumbered Common Stock (including certificates and transfer instruments related thereto), and/or other collateral acceptable to Pledgee, such that, after giving effect to the pledge of such additional Common Units and/or Common Stock and/or other collateral, all Pledged Interests and other Collateral pledged under this Pledge and Security Agreement and then constituting Collateral shall have a fair market value (valuing Pledged Interests at Market Value and subject to subparagraph 4.16(d) below) equal to or greater than the Pledge Amount. Such additional Common Units and/or Common Stock shall constitute Pledged Interests and, together with any other Collateral pledged hereunder, shall be deemed to be part of the Collateral hereunder."

      8. Exhibit B. An "Exhibit B" is hereby added to the Original Security Agreement, in the form of Exhibit B hereto.

      9. Amendment of Section 4.4. Section 4.4 of the original Security Agreement is hereby amended by adding the section reference "2.4," to the first sentence thereof, following the words "Subject to Sections" and prior to the section reference "2.5".

      10. Amendment of Section 4.7. Section 4.7 of the Original Security Agreement is hereby amended by adding the following sentence as the first sentence thereof:

      "Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive, retain and apply all Non-Capital Distributions in accordance with Section 2.4 above."

      11. Amendment of Section 4.16. (a) Section 4.16(a) of the Original Security Agreement is hereby amended by deleting the words "if as of the first Business Day of any calendar quarter beginning April 1, 1995" in the second and third lines thereof and replacing such words with the words "if as of the tenth
(10th) Business Day following the release by the General Partner of the earnings for any calendar quarter beginning with the calendar quarter beginning January 1, 1996."

      (b) Section 4.16(b) of the Original Security Agreement is hereby amended by deleting the words "if as of the first Business Day of any calendar quarter beginning April 1, 1995" in the second and third lines thereof and replacing such words with the words "if as of the tenth (10th) Business Day following the release by the General Partner of its earnings for any calendar quarter beginning with the calendar quarter beginning January 1, 1996."

      (c) Section 4.16(c) of the Original Security Agreement is hereby deleted and replaced by the following:


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

            "(c) Within five (5) Business Days after the tenth (10th) Business Day following the release by the General Partner of its earning for any calendar quarter beginning with the calendar quarter beginning January 1, 1996, and at such other times as the Pledgee may request, Pledgor shall deliver to Pledgee a calculation, made in good faith and certified as such by the Chief Financial Officer of General Partner, or another officer of General Partner reasonably acceptable to Pledgee, of the Market Value of the Pledged Interests and the fair market value of any other collateral pledged by Pledgor under this
                  Section 4.16 and then constituting part of the Collateral hereunder, calculated as of the tenth (10th) Business Day following the release by the General Partner of its earnings for the applicable calendar quarter in accordance with the provisions of this Pledge and Security Agreement."

      12. Remargining. PG5 and Pledgee agree that, notwithstanding Section 4.16 of the Security Agreement, the delivery of additional Collateral or release of Collateral, as applicable, pursuant to Section 4.16 for calendar quarters ended March 31, 1996 and thereafter shall be effected no later than the earlier of (i) the tenth Business Day after the public release of earnings by Prime Retail, Inc. for such quarter or (ii) the last day of the second month following the end of such quarter (that is, each May 31, August 30, November 30 and February 28/29, for the preceding quarter).

      13. Section 5.3. Section 5.3 of the Original Security Agreement, together with all references thereto in the Original Security Agreement, is hereby deleted.

      14. Notices. Section 7.3 of the Original Security Agreement is amended by deleting the addresses set forth under "To Pledgor" (including the addresses for copies) and substituting therefor the following:

      "To Pledgor:            Prime Group V, L.P.
                              c/o The Prime Group, Inc.
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attention: Michael W.  Reschke

      With copies to:         The Prime Group, Inc.
                              77 West Wacker Drive
                              Suite 3900
                              Chicago, Illinois 60601
                              Attention: Robert J. Rudnik

            and to:           Mayer, Brown & Platt
                              190 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention: Richard S. Millard


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

      15. Estoppel; Waiver of Defaults. Pledgee hereby certifies to PG5 that (other than the failure of the Original Pledgors to deliver additional Collateral as required by Section 4.16 of the Original Security Agreement) no default or event of default exists under the Original Security Agreement that is not being cured concurrently herewith and, except in the case of fraud by PG5 or PG5's intentional misrepresentation, hereby irrevocably waives any and all defaults or events of default under the Original Security Agreement, as amended hereby (including, without limitation, defaults or events of default under Section 4.16), arising from events occurring or conditions existing on or prior to the date hereof.

      16. Continuing Effect. Except as amended hereby, the Original Security Agreement shall continue in full force and effect.


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

      IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the date first above written, effective as of September 1, 1995.


                                          PRIME GROUP V, L.P., an
                                          Illinois limited partnership

                                          By:  PGLP, Inc., its general partner

                                                 By:    /s/  Robert J. Rudnik
                                                        ------------------------
                                                 Name:  Robert J. Rudnik
                                                 Title: Vice President


                                          LUMBERMENS MUTUAL CASUALTY COMPANY,
                                          an Illinois insurance corporation

                                          By:    /s/  Walter L. White
                                                 -------------------------------
                                          Name:  Walter L. White
                                          Title: Executive Vice President

                                          By:    /s/  Robert B. Stacy
                                                 -------------------------------
                                          Name:  Robert B. Stacy
                                          Title: Treasurer


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

                                    EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

      Reference is hereby made to the Pledge and Security Agreement [150 N. Riverside] dated as of March 22, 1994 by Kemper Investors Life Insurance Company and Kilico Realty Corporation to Lumbermens Mutual Casualty Company, as amended by the First Amendment to Pledge and Security Agreement dated as of December ___, 1995 to be effective as of September 1, 1995 between Prime Group V, L.P. and Lumbermens Mutual Casualty Company (as so amended, the "Pledge and Security Agreement"). Each capitalized term used herein shall have the meaning assigned thereto in the Pledge and Security Agreement.

      Notwithstanding anything in the By-laws of the General Partner to the contrary, Prime Retail, L.P., a Delaware limited partnership (the "Partnership") and Prime Retail, Inc., a Maryland corporation (the "General Partner"), hereby acknowledge receipt of a copy of the Pledge and Security Agreement and consent to Pledgor's pledge of the Pledged Interests pursuant to the terms thereof. Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree (i) to recognize and consent to the pledge of all future rights and interests in the Pledged Interests, Distributions or other Collateral to which Pledgee may be entitled under the Pledge and Security Agreement, (ii) that, as of the date hereof, there are, to their knowledge, no existing defaults by Pledgor under the Partnership Agreement with respect to any of the Pledged Interests, (iii) that, without Pledgee's consent in its sole discretion, no further transfer or encumbrance by Pledgor of the Pledged Interests, rights to Distributions related thereto or other Collateral will be consented to or recognized by the Partnership and the General Partner (except in the event of a Dilution), and
(iv) in the event that either of the Partnership and the General Partner receives written notice from Pledgee of the occurrence and continuation of an Event of Default under the Pledge and Security Agreement and of Pledgee's election to exercise its remedies thereunder with respect to such Event of Default, the recipient of any such notice from Pledgee shall promptly notify Pledgor of its receipt thereof (provided that the failure by the Partnership or the General Partner to give Pledgor such notice shall not (x) impair, alter or otherwise affect Pledgee's rights or remedies, or the exercise thereof, with respect to such Event of Default or (y) create any liability on the part of the Partnership or General Partner solely by reason of such failure (it being understood that such clause (y) does not relieve them of their obligations under clauses (A) and (B) below)), and so long as the Partnership and the General Partner shall not have received a written objection from the Pledgor within five
(5) Business Days of receipt of such written notice from the Pledgee, the Partnership and the General Partner undersigned will (A) consent to, and take such action as may be reasonably necessary or appropriate to effect, the substitution of record ownership of Pledgee for Pledgor on the undersigned's records, if Pledgee is entitled to be substituted for Pledgor following any foreclosure upon the Pledged Interests pursuant to Section 6.1 of the Pledge and Security Agreement, and (B) pay Distributions, and issue Common Stock, directly to Pledgee, in accordance with the terms of the Pledge and Security Agreement.


                                PRIME RETAIL, L.P., a Delaware limited
                                partnership

                                By: Prime Retail, Inc., a Maryland corporation, its general partner

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                PRIME RETAIL, INC., a Maryland corporation

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

      The undersigned, being the Pledgor under the above-referenced Pledge and Security Agreement, hereby consents to the execution and delivery by the Partnership and the General Partner of the foregoing Acknowledgement and Consent and agrees with the provisions thereof.

      Dated: December ___, 1995, effective as of September 1, 1995.

                                PRIME GROUP V, L.P., an Illinois limited partnership

                                By:  PGLP, Inc., general partner

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


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

                                    EXHIBIT B

                          ALLOCATION OF DILUTION AMOUNT

      1. 405,347 of the Common Units that constitute Pledged Interests (the "KILICO Realty Units") were held by KILICO Realty Corporation ("KILICO Realty") as of the date such Common Units were initially pledged, and an additional 148,450 the Common Units that constitute Pledged Interests (the "KILICO Units") were held by Kemper Investors Life Insurance Company ("KILICO") as of the date such Common Units were initially pledged. All such Common Units are treated as if they were held by KILICO or KILICO Realty, as the case may be, for purposes of the allocation of Dilution pursuant to the Sharing Agreement. The KILICO Realty Units and the KILICO Units are referred to collectively as the "Kemper Units". In the event of a Dilution under the Partnership that is allocated, in whole or in part, to KILICO or KILICO Realty pursuant to the Sharing Agreement, the Kemper Units then constituting a part of the Pledged Interests shall be adjusted as follows:

            a. Multiply the Dilution Amount allocated to KILICO or KILICO Realty, as the case may be, pursuant to the Partnership Agreement and the Sharing Agreement by the following fraction:

            Number of Kemper Units then Pledged for this Pledge

            Total Number of Common Units deemed to be held by KILICO or KILICO Realty, as applicable, for purposes of the Sharing Agreement

            b. Divide the number resulting from 1(a) by the Market Value of one Common Unit as of the date of the Dilution.

            c. Subtract the number obtained in (b) from the number of Kemper Units then constituting Pledged Interests under the Pledge. The result is the adjusted number of Kemper Units then constituting Pledged Interests under the Pledge and Security Agreement.

      2. 147,203 of the Common Units that constitute Pledged Interests (the "PGLP Units") were initially issued to Prime Group Limited Partnership ("PGLP), and are deemed to be held by PGLP for purposes of the allocation of Dilution pursuant to the Sharing Agreement. PGLP has previously agreed that Dilution will be allocated to certain Common Units initially issued to PGLP (including, without limitation, the PGLP Units) before any Dilution is allocated to certain units that PGLP and certain of its affiliates have pledged or may hereafter pledge to Kemper Corporation and its affiliates (the "Kemper Pledged Units"). In the event of a Dilution under the Partnership that is allocated, in whole or in part, to PGLP pursuant to the Sharing Agreement, the PGLP Units then constituting a part of the Pledged Interests shall be adjusted as follows:

            a. Multiply the Dilution Amount allocated to PGLP pursuant to the Partnership Agreement and the Sharing Agreement by the following fraction:

            Number of PGLP Units then Pledged for this Pledge

            Total Number of Common Units (other than Kemper Pledged Units) originally issued to PGLP

            b. Divide the number resulting from 2(a) by the Market Value of one Common Unit as of the date of the Dilution.

            c. Subtract the number obtained in 2(b) from the number of PGLP Units then constituting Pledged Interests under the Pledge. The result is the adjusted number of PGLP Units then constituting Pledged Interests under the Pledge and Security Agreement.

      3. The calculations described in this Exhibit B shall not reduce the Pledge Amount under the Pledge and Security Agreement. In accordance with
Section 2.7(b) of the Pledge and Security Agreement, promptly after any Dilution that is allocated, in whole or in part, to any of the Pledged Interests as provided in this Exhibit B, the Pledgor shall pledge to Pledgee additional collateral, as described in Section 2.7(b) of the Pledge and Security Agreement, so that the fair market value (determined as set forth in Section 2.7(b) of the Pledge and Security Agreement) of the Collateral then subject to the Pledge and Security Agreement is equal to or greater than the Pledge Amount.


                                       2